Exhibit 99.41

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-B

KEY PERFORMANCE FACTORS
April 30, 1999



Expected B Maturity 3/16/2009


Blended Coupon 5.9788%


Excess Protection Level
3 Month Average   3.62%
April, 1999   3.62%
March, 1999  N/A
February, 1999  N/A


Cash Yield17.78%


Investor Charge Offs 4.63%


Base Rate 9.53%


Over 35 Day Delinquency 4.87%


Seller's Interest10.40%


Total Payment Rate14.17%


Total Principal Balance$42,469,994,217.25


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$4,418,074,698.76




For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.77% (35/360) was used. The Base Rate was calculated using a 35 day monthly period, 3/26/1999 - 4/30/1999.